Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement No. 333-225619 on Form S-8 of our reports dated February 28, 2019, relating to the consolidated financial statements of Potbelly Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 30, 2018.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 10, 2019